UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060
Washington, D.C. 20549	Expires: April 30, 2009
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             April 20, 2007

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN	55425
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   952-853-9990

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 20, 2007, North Metro Harness Initiative, LLC (“North Metro”), in which Southwest Casino Corporation owns a 50 percent membership interest, entered into a Credit Agreement (the “Credit Agreement”) with Black Diamond Commercial Finance, L.L.C. (“Black Diamond”) as agent and lender.  Under the terms of the Credit Agreement, North Metro will borrow $41.7 million to construct, equip and open its harness racetrack and card club facility in Columbus, Minnesota on the north side of the Minneapolis – St. Paul metropolitan area.  The initial advance of $5 million of loan proceeds was made April 20, 2007.

Under the Credit Agreement, the initial advance of loan proceeds will be followed by additional advances based on progress in building and opening the racetrack and card room facility.  During construction, North Metro will make monthly payments of interest only based on a floating index rate plus 4 percent or on a 1-month, 2-month or 3-month LIBOR rate plus 6 percent, at North Metro’s option.  After the project opens, interest rates will reduce to the applicable index rate plus 2.5 percent or the applicable LIBOR rate plus 4.5 percent, again at North Metro’s option.  North Metro must also pay a fee equal to 4.5% per annum on any unused portion of the $41.7 million credit facility.  North Metro will make annual payments on the loan in an amount equal to 50 percent of the project’s excess cash flow for each fiscal year.  Final payment equal to all outstanding principal and accrued interest is due April 20, 2014.

North Metro may prepay the loan, in whole or in part, at any time, subject to the payment of certain fees and costs.  The loan is secured by substantially all of the assets of North Metro.  The Credit Agreement does not provide for recourse against the members of North Metro.

The Credit Agreement contains standard affirmative and negative covenants regarding North Metro and its wholly-owned subsidiary North Metro Hotel, LLC that restrict, among other things, the ability to dispose of assets, transfer or pledge equity interests, incur indebtedness, and make investments or distributions.  Financial covenants applicable to North Metro include, among other things, limits on capital expenditures after opening, minimum EBITDA requirements, satisfaction of leverage ratio limits, and delivery of financial statements.

In addition to customary and standard events of default included in the Credit Agreement, failure to substantially complete (as defined in the Credit Agreement) construction of the North Metro project by June 30, 2008, and failure to operate the card room that is part of the North Metro project at any time after July 1, 2008, would constitute a default under the Credit Agreement.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement that is filed as Exhibit 10.1 to this report and incorporated by reference in this Current Report on Form 8-K.

Additional Membership Contribution, Pledge, Subordination and Sponsor Support Agreements of Southwest Casino and Hotel Corp.

In connection with the closing of the loan, Southwest Casino & Hotel Corp. was required to make additional membership contributions to North Metro.  To date, Southwest has contributed more than $8.7 million to North Metro, including the membership preferred capital contribution discussed below.

While the Credit Agreement does not provide for recourse against Southwest Casino Corporation or Southwest Casino & Hotel Corp. in the case of a default by North Metro Harness, Southwest Casino &

Hotel Corp. has pledged its membership interest in North Metro Harness Initiative, LLC, and North Metro Harness Initiative pledged its membership interest in North Metro Hotel, LLC as security for repayment of the loan under the terms of a Pledge Agreement with Black Diamond (the “Pledge Agreement”).

Southwest Casino & Hotel Corp. also entered into a Subordination Agreement with Black Diamond (the “Subordination Agreement”) under which Southwest has agreed that repayment of a $1.65 million membership preferred capital contribution to North Metro, which North Metro was to repay to Southwest out of the first available revenue from operations, will be subordinated to the payments due under the loan agreements.

In addition, Southwest Casino Corporation and Southwest Casino & Hotel Corp. entered into a Sponsor Support Agreement (the “Support Agreement”) under which each has agreed to contribute additional capital to North Metro Harness Initiative, LLC if proceeds from the loan are insufficient to complete construction and open the facility.

The description of the Pledge Agreement, Subordination Agreement and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Pledge Agreement, Subordination Agreement and Support Agreement that are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information stated under Item 1.01 regarding construction and start-up financing for North Metro Harness Initiative, LLC, an unconsolidated, indirect subsidiary of Southwest Casino Corporation, is incorporated into this Item 2.03 by this reference.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

10.1

Credit Agreement dated April 20, 2007 by and among North Metro Harness Initiative, LLC and other persons party hereto designated as loan parties and Black Diamond Commercial Finance, L.L.C. and the other financial institutions party hereto as Lenders

Filed herewith
10.2	Pledge Agreement dated April 20, 2007 between Southwest Casino & Hotel Corp. and Black Diamond Commercial Finance, L.L.C.	Filed herewith
10.3	Sponsor Support Agreement dated April 20, 2007 by and among Southwest Casino & Hotel Corp., Southwest Casino Corporation and Black Diamond Commercial Finance, L.L.C.	Filed herewith
10.4	Subordination Agreement dated April 20, 2007 by and among Southwest Casino & Hotel Corp., North Metro Harness Initiative, LLC and Black Diamond Commercial Finance, L.L.C.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: April 24, 2007

	By:	/s/ Thomas E. Fox
Name: Thomas E. Fox
Title: President

SOUTHWEST CASINO CORPORATION
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description*	Method of Filing
10.1

Credit Agreement dated April 20, 2007 by and among North Metro Harness Initiative, LLC and other persons party hereto designated as loan parties and Black Diamond Commercial Finance, L.L.C. and the other financial institutions party hereto as Lenders

Filed herewith
10.2	Pledge Agreement dated April 20, 2007 between Southwest Casino & Hotel Corp. and Black Diamond Commercial Finance, L.L.C.	Filed herewith
10.3	Sponsor Support Agreement dated April 20, 2007 by and among Southwest Casino & Hotel Corp., Southwest Casino Corporation and Black Diamond Commercial Finance, L.L.C.	Filed herewith
10.4	Subordination Agreement dated April 20, 2007 by and among Southwest Casino & Hotel Corp., North Metro Harness Initiative, LLC and Black Diamond Commercial Finance, L.L.C.	Filed herewith

*

Pursuant to Item 601(b)(2) of Regulation S-B, the registrant agrees to furnish, supplementally, a copy of any exhibit or schedule omitted from any as filed exhibit to this report to the Securities and Exchange Commission upon request.